                                                                    Exhibit a(2)
                                     FORM OF
                        DIVERSIFIED INVESTORS PORTFOLIOS

                              AMENDED AND RESTATED
         ESTABLISHMENT AND DESIGNATION OF SERIES OF BENEFICIAL INTERESTS
                          DATED AS OF APRIL ____, 2000

         Pursuant to Section 6.2 of the Declaration of Trust, dated as of September 1, 1993, as amended (as so amended, the "Declaration of Trust"), of Diversified Investors Portfolios (the "Trust"), the undersigned, being not less than a majority of the Trustees of the Trust, do hereby amend and restate the Trust's existing Establishment and Designation of Series appended to the Declaration of Trust in order to (i) establish and designate an additional series of Interests (as defined in the Declaration of Trust) to the Trust's series of Interests (each a "Series" and collectively the "Series") and (ii) change the name of one existing Series of the Trust. No changes to the special and relative rights of the existing Series are intended by this amendment and restatement.

         1.       (a)      The existing Series are as follows:

                           Money Market Portfolio
                           High Quality Bond Portfolio
                           Intermediate Government Bond Portfolio
                           Core Bond Portfolio
                           High-Yield Bond Portfolio
                           Balanced Portfolio
                           Equity Income Portfolio
                           Equity Value Portfolio
                           Growth & Income Portfolio
                           Equity Growth Portfolio
                           Special Equity Portfolio
                           Aggressive Equity Portfolio
                           International Equity Portfolio.

                  (b) An additional Series is hereby designated "Ark Value Portfolio."

                  (c) The name of the Series currently designated "Equity Income Portfolio" is hereby changed to "Value & Income Portfolio."

         2. Each Series shall be authorized to hold cash, invest in securities, instruments and other properties, and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Investment Company Act of 1940, as amended, to the extent pertaining to that Series. The proceeds of sales of Interests of a Series, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Series, unless otherwise required by law.